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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 Current Report

                                     0-16715
                             Commission File Number

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                 October 9, 1997
                                 Date of Report
                        (Date of Earliest Event Reported)


                           PHONETEL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                  Ohio                           34-1462198
        (State of Incorporation)         (I.R.S. Identification No.)


                               1127 Euclid Avenue
                            650 Statler Office Tower
                           Cleveland, Ohio 44115-1601
               Address and zip code of principal executive offices


                                 (216) 241-2555
                          Registrant's telephone number
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ITEM 5.   OTHER EVENTS

DIAL-AROUND COMPENSATION

BACKGROUND

        On September 20, 1996, the Federal Communications Commission ("FCC") adopted rules (the "Payphone Order") implementing the public pay telephone provisions of Section 276 of the Telecommunications Act enacted on February 8, 1996. Included in the adopted rules were mandated changes to the compensation for access provided callers to any carrier other than the presubscribed carrier (commonly referred to as "dial-around"). Beginning November 6, 1996, dial-around compensation was mandated at the interim rate of $45.85 per telephone per month, as compared with the flat fee of $6.00 per telephone per month in place prior to November 6, 1996. The Payphone Order also provided that commencing October 7, 1997, and ending October 6, 1998, the dial-around compensation would change to a rate of $0.35 per call. Thereafter, the default dial-around rate would be equal to the local coin call rate.

        A number of parties filed petitions for judicial review of certain of the FCC implementing regulations (including the dial-around compensation rules). On July 1, 1997, the U.S. Court of Appeals for the District of Columbia Circuit (the "Court") issued an order in Illinois Telecommunication Association
v. FCC et al. remanding certain issues to the FCC for reconsideration. These issues included, among other things, the evidentiary basis for the interim and default dial-around compensation rates adopted by the FCC and the basis on which inter-exchange carriers (IXCs) would be required to compensate the pay phone providers.

        In particular, the FCC had mandated that the interm and default compensation rate for 800 and access code calls should be equal to the deregulated local coin rate. The FCC based this mandate on its conclusion that the cost of coin calls, 800 calls and access code calls are all similar. However, the Court found that the FCC failed to respond to any of the data on the record showing that the costs of different types of pay phones calls are not similar. Accordingly, the Court found that the FCC's conclusion that compensation for 800 and access code calls should be set at the deregulated local coin rate was unjustified and remanded this issue to the FCC for further consideration. Additionally, the $.35 rate used to establish the interim dial-around compensation, and which was an attempt to approximate the deregulated rate, was also remanded. The Court found that the FCC must set a new interim rate and decide how to adjust it when the interim period had come to an end. Finally, the Court found that the FCC acted arbitrarily and capriciously in requiring payments only from large IXCs, and had failed to justify why it allocated the $45.85 based solely on total toll revenues of IXCs. Accordingly, these issues were also remanded to the FCC.

         On September 16, 1997, the Court granted a motion for rehearing and clarification in connection with its July 1, 1997 decision.
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The Court stated that it had intended in its July 1 decision to vacate, and not just to remand to the FCC for further consideration, those portions of the Payphone Order setting at $.35 the interim and default per call compensation rate and determining the composition of the carrier group which must pay the flat rate interim compensation. Also, the Court reaffirmed the FCC's decision to deregulate the local coin-calling rate charged at payphones, effective October 7, 1997.

RECENT FCC ORDER

        On October 9, 1997, the FCC addressed the default per-call compensation rate for subscriber 800 and access code calls originated from pay phones (the "1997 Order"). Effective October 7, 1997, the FCC established a rate of $0.284 per call (equivalent to $37.20 per pay phone per month, assuming 131 qualifying calls per month as determined by the FCC's study underlying the Payphone Order; its updated study underlying the 1997 order concluded that rates should be set on the basis of an assumed 154 calls per phone per month) as the default per-call compensation rate for subscriber 800 and access code calls. This rate will be in effect for the first two years of the per-call compensation scheme and will continue to be the default rate for dial-around calls absent a negotiated rate. IXCs must pay this per-call amount to pay phone service providers beginning October 7, 1999. In addition, the FCC mandated a per call default rate of $0.284 for calls made from coinless phones and the market-based coin rate less $0.066 for calls from other phones beginning on October 7, 1999. While the FCC further stated that the compensation applicable during the period from November 6, 1996, through October 6, 1997, including the method of calculation and allocation among IXCs, will be addressed in a subsequent FCC order in this proceeding, the FCC tentatively concluded that the $0.284 per-call rate adopted as a default rate on a going forward basis should also be used to govern compensation obligations during the period ending October 6, 1997, and that payphone service providers are entitled to compensation for all of their access code and subscriber 800 calls during this period.

        As a result of the 1997 Order with respect to the calculation and timing of collection of October 7, 1997 dial-around compensation, uncertainties exist as to both the rate that will be finally adopted by the FCC for such period and whether any changes to the rate would be retroactive. Historically, the Company has recognized gross dial-around compensation at the $45.85 rate, which was in effect during the period. If the FCC's tentative conclusion that dial-around for the period November 6, 1996 through October 6, 1997, will be at the default rate of $0.284 per-call, were applied to the assumed 131 calls per month it would result in a reduction in gross dial-around compensation per phone of $8.65 per phone per month. Using the forgoing assumptions would result in a cumulative adjustment of approximately $3.5 million, net of estimated expenses. A further reduction in the prior or default dial-around compensation rate or the number of qualified calls made could have a material adverse effect on the Company's results. Pending final FCC action, no assurances can be given as to the exact amount or timing of any such adjustment.

        SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

        Statements, other than historical facts, contained in this Report on Form 8-K, are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended,
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and Section 21E of the Securities Exchange Act of 1934, as amended. Although the
Company believes that its forward looking statements are based on reasonable assumptions, it cautions that such statements are subject to a wide range of risks and uncertainties with respect to the Company's operations in fiscal 1997 as well as over the long term such as, without limitation, (i) a downturn in the public pay telephone industry, which is dependent on consumer spending and subject to the impact of domestic economic conditions, changes in technology, and regulations and policies regarding the telecommunications industry; (ii) the ability of the Company to accomplish its strategic objectives with respect to external expansion through selective acquisitions and internal expansion; and
(iii) the effect of increases or decreases in the dial-around compensation rate and the coin drop rate and the timing of receipt by the Company of any such compensation. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. In addition, such statements are subject to a number of assumptions, risks and uncertainties, including, without limitation, the risks and uncertainties identified in this Report, general economic and business conditions, the business opportunities
(or lack thereof) that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company. Investors and prospective investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 PhoneTel Technologies, Inc.
                                                 (Registrant)


Date:    October 17, 1997                          /s/ Peter G. Graf
                                                 -------------------
                                                 Peter G. Graf
                                                 Chairman of the Board and
                                                 Chief Executive Officer